UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2009

Commission File Number: 0-32593

Regal One Corporation

(Exact name of registrant as specified in its charter)

Florida                                                                                                     95-4158065

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On March 31, 2009, the Board of Directors Regal One Corporation (the "Company"), by unanimous written consent, agreed to accept the resignation of Lisa DuBoise from her position on the Company's Board of Directors.  Ms. DuBoise's submitted her resignation in order to pursue other business interests and was not the result of any disputes with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ONE CORPORATION

/s/ Charles J. Newman

     Charles J. Newman,

     Chief Executive Officer

Date: April 1, 2009